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                                                                  EXHIBIT 10(22)

  TERRENEX ACQUISITION CORPORATION OPTION REGARDING CANARGO (NAZVREVI) LIMITED

                [Letterhead of Terrenex Acquisition Corporation]

May 7, 1998

David Robson
Chairman
CanArgo Energy Inc.
St. Peter Port, Guernsey

Dear Dr. Robson:

This letter confirms the terms and conditions under which Terrenex is prepared to advance up to $1,000,000 US to CanArgo.


Use of proceeds            To participate in the May 10, 1998 tender for oil and
                           gas licenses in Dagestan, cash calls for operations in Georgia and working capital.

Funds availability         May 1, 1998

Repayment date             August 31, 1998

Draw down fee              5% of funds drawn (netted from the advance)

Commitment fee             1% ($10,000 payable from the first advance)

Interest rate              1/2% per month payable in arrears

Bonus Terrenex will have the sole option upon 30 days notice any time before December 31, 1998 to participate in 12 1/2% of the Block XIII/Nazvrevi license and/or 15% of the CanArgo position in any licenses (direct or indirect) in Dagestan received on the May 10, 1998 tender. Should Terrenex exercise this option it will have the obligation to pay its share of any past or future third party verifiable costs relating to the acquisition or development of the licenses on an unpromoted basis and before management fees.

Overdue amounts            Interest will accrue at the rate of 2% per month on
                           any overdue amounts.
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If you are in agreement with the above please sign where indicated below and we will ensure that funds are available.

Yours truly,

/s/M.R. Binnion, President

We agree with the above terms and request an immediate advance of $250,000 US.

/s/Dr. David Robson


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                [Letterhead of Terrenex Acquisition Corporation]



TO:        David Robson

FROM:      Michael Binnion

SUBJECT:   Options

DATE:      December 17, 1998


Dear David:

As you know Terrenex Acquisition Corp. is working to form a syndicate to provide a letter of credit as support to the CanArgo IFC loan. I have made you personally aware of the efforts of Terrenex Acquisition Corp. in this regard.

The board of Terrenex Acquisition Corp. has requested that in consideration of the efforts currently being made by us that CanArgo grant a three month extension on our options over the Dagestan and Nazvrevi projects. As you know Terrenex Acquisition Corp. has been consistently a strong supporter of CanArgo and I hope you will be able to grant this extension.

Best regards,

/s/M.R. Binnion

CanArgo hereby agrees to a three month extension to March 31, 1999 of the Terrenex Acquisition Corp. options over the Dagestan and Nazvrevi projects.


/s/David Robson, Chairman & CEO


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